UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2011, the independent directors of Electromed, Inc. (the “Company”) approved the appointment of William Eckles to the Company’s Board of Directors. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota).

The Company anticipates that Mr. Eckles will be appointed to the Company’s Audit and Nominating and Governance Committees, subject to further review and approval of committee assignments by the Board. Consistent with the Company’s director compensation arrangements, Mr. Eckles will receive a cash retainer of $1,000 per Board meeting attended, $500 per committee meeting attended, and a quarterly Audit Committee fee of $500 for the second through fourth quarters and $1,000 for the first quarter. Mr. Eckles will also receive reimbursement for out-of-pocket expenses related to attendance at Board meetings and other Board-related services.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		99.1	Press release dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: July 27, 2011	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.
Form 8-K Current Report

Exhibit
Number	Description
99.1	Press Release dated July 26, 2011